UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 20, 2009

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrants’ Business and Operations

Item 8.01	Other Events

As previously disclosed, Handleman Company petitioned the Circuit Court for Oakland County, State of Michigan, for an Order of Limited Supervision over the Liquidation of Handleman post-dissolution, which would declare the shares of Handleman’s common stock to be non-transferable post-dissolution. Handleman sought the court order preventing the transfer of shares in order to allow Handleman to reduce costs during liquidation and maximize the liquidated value of Handleman for the benefit of its creditors and the potential benefit to its shareholders.

On May 20, 2009, the court order sought by Handleman was granted by the Circuit Court of Oakland County. That court order declares that the shares of Handleman common stock shall become non-transferable 30 days after the filing of this Form 8-K, which notifies Handleman shareholders that the court order has been entered. Accordingly, Handleman’s common shares shall become non-transferrable on June 20, 2009, 30 days following the date of this Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Name

99.1	Order of Limited Supervision Over Post-Dissolution Liquidation of Handleman Company and Declaring Shares in Handleman Company Non-Transferable Post-Dissolution, entered on May 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date:	May 21, 2009	By:	/s/ Rozanne Kokko
		Name:	Rozanne Kokko
		Title:	Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name
99.1	Order of Limited Supervision Over Post-Dissolution Liquidation of Handleman Company and Declaring Shares in Handleman Company Non-Transferable Post-Dissolution, entered on May 20, 2009